SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  3/31/2007
FILE NUMBER 811-2731
SERIES NO.:


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Institutional Class                                          $ 83,122
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Private Investment Class                                     $  6,494
        Personal Investment Class                                    $    988
        Cash Management Class                                        $ 23,466
        Reserve Class                                                $    450
        Resource Class                                               $ 13,110
        Corporate Class                                              $  5,355

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Institutional Class                                           000.0336
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Private Investment Class                                      000.0311
        Personal Investment Class                                     000.0281
        Cash Management Class                                         000.0328
        Reserve Class                                                 000.0249
        Resource Class                                                000.0320
        Corporate Class                                               000.0333


74U.  1 Number of shares outstanding (000's Omitted)
        Institutional Class                                          2,870,157
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Private Investment Class                                       185,145
        Personal Investment Class                                       33,667
        Cash Management Class                                          721,355
        Reserve Class                                                   12,730
        Resource Class                                                 381,046
        Corporate Class                                                160,216


74V.  1 Net asset value per share (to nearest cent)
        Institutional Class                                            $ 1.00
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Private Investment Class                                       $ 1.00
        Personal Investment Class                                      $ 1.00
        Cash Management Class                                          $ 1.00
        Reserve Class                                                  $ 1.00
        Resource Class                                                 $ 1.00
        Corporate Class                                                $ 1.00